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                                                                    EXHIBIT 23.2
INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-4374 of Sierra Pacific Resources on Form S-3 and Registration Statement Nos. 2-92454, 33-87646, and 33-48152 of Sierra Pacific Resources on Form S-8 of our report dated January 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 1997.


Deloitte & Touche

Reno, Nevada
March 16, 1998